UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 14, 2006

AT&T Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As a result of AT&T Inc.’s (AT&T) November 18, 2005 acquisition of AT&T Corp. (ATTC), AT&T has revised its segment reporting to represent how AT&T now manages its business following the ATTC acquisition. The new segments are as follows:

•

The wireline segment consists of the results of AT&T’s traditional wireline segment and the results from business and consumer operations at ATTC. Results from Sterling Commerce Inc. (Sterling) have been reclassified to the other segment.

•	The Cingular segment consists of the results of the joint venture Cingular Wireless LLC.
•	The directory segment consists of the results of AT&T’s traditional directory segment.
•	The other segment consists of results from Sterling, international and corporate operations.

As a convenience to investors who may want to consider the effects of the above in advance of first quarter earnings, AT&T today is making available consolidated and pro forma quarterly financial statements for the previous year. Restatement of the historical segment results for the quarters (including those of ATTC), and pro forma presentation of segment revenue for the quarters and year, ended 2005 is provided as Exhibits 99 hereto. Exhibit 99c also includes a breakdown of the pro forma wireline segment revenue into categories of major product and customer classes, and includes reclassifications among those classes including the reclassification of most equipment sales to the other revenue product category.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this report:

(d) Exhibits

Exhibit No.	Description

99a	Historical consolidated financial information
99b	Restated segment results
99c	Pro forma financial information

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.

Date: April 14, 2006	By /s/ John J. Stephens John J. Stephens Vice President and Controller